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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Quanta Services, Inc., of our report dated July 9, 1999, on the combined financial statements of North Sky Communications and Affiliates for the year ended December 31, 1998 included in Quanta Services, Inc.'s Form 8-K dated on or about November 15, 1999 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
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Arthur Andersen LLP

Portland, OR
November 15, 1999